As filed with the Securities and Exchange Commission on October 22, 2019

Registration No. 333-149625

Registration No. 333-162912

Registration No. 333-176598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-149625

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-162912

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-176598

UNDER

THE SECURITIES ACT OF 1933

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	26-0405422
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

Graphic Packaging Holding Company

Amended and Restated 2004 Stock and Incentive Compensation Plan

(Full Title of the Plans)

Lauren S. Tashma, Esq. Executive Vice President, General Counsel and Secretary 1500 Riveredge Parkway, Suite 100 Atlanta, Georgia 30328 (770) 240-7200	Copy to: John B. Shannon Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission by Graphic Packaging Holding Company (the “Registrant”):

•

Registration Statement No.  333-149625, filed on March 11, 2008, pertaining to the registration of 16,390,211 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan (the “2004 Stock Plan”); and

•	Registration Statement No. 333-162912, filed on November 5, 2009, pertaining to the registration of 12,000,000 shares of the Registrant’s Common Stock issuable pursuant to the 2004 Stock Plan;

•	Registration Statement No. 333-176598, filed on August 31, 2011, pertaining to the registration of 15,000,000 shares of the Registrant’s Common Stock issuable pursuant to the 2004 Stock Plan;

The 2004 Stock Plan expired by its terms on May 18, 2014, and there are currently no awards outstanding that were granted under the 2004 Stock Plan. The Registrant is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

In accordance with undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered under such Registration Statements for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 22, 2019.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Executive Vice President, General Counsel and Secretary